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                         NOTICE OF GUARANTEED DELIVERY
                                 EXHIBIT (a)(3)
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                         NOTICE OF GUARANTEED DELIVERY
                                       TO
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                        AQUILA GAS PIPELINE CORPORATION

    AS SET FORTH IN THE SECTION ENTITLED "THE TENDER OFFER--PROCEDURE FOR TENDERING SHARES" OF THE OFFER TO PURCHASE (AS DEFINED BELOW), THIS INSTRUMENT OR ONE SUBSTANTIALLY EQUIVALENT HERETO MUST BE USED TO ACCEPT THE OFFER (AS DEFINED BELOW) IF CERTIFICATES FOR SHARES (AS DEFINED BELOW) ARE NOT IMMEDIATELY AVAILABLE OR THE CERTIFICATES FOR SHARES AND ALL OTHER REQUIRED DOCUMENTS CANNOT BE DELIVERED TO THE DEPOSITARY PRIOR TO THE EXPIRATION DATE (AS DEFINED IN THE OFFER TO PURCHASE) OR IF THE PROCEDURE FOR DELIVERY BY BOOK-ENTRY TRANSFER CANNOT BE COMPLETED ON A TIMELY BASIS. THIS INSTRUMENT MAY BE DELIVERED BY HAND OR TRANSMITTED BY TELEGRAM, TELEX, FACSIMILE TRANSMISSION OR MAIL TO THE DEPOSITARY.

                        THE DEPOSITARY FOR THE OFFER IS:
                              THE BANK OF NEW YORK

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
BY MAIL:                                           FACSIMILE:              BY HAND OR OVERNIGHT COURIER:
Tender & Exchange Department            (For Eligible Institutions Only)   Tender & Exchange Department
P. O. Box 11248                                  (212) 815-6213            101 Barclay Street
Church Street Station                      For Information Telephone       Receive and Deliver Window
New York, New York 10286-1248                    (800) 507-9357            New York, New York 10286
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Delivery of this instrument to an address other than as set forth above, or transmission of instruction via facsimile transmission or telex number other than as set forth above, will not constitute valid delivery.

Ladies and Gentlemen:

    The undersigned hereby tenders to AEC Acquisitions, Inc., a Delaware corporation (the "Purchaser") and an indirect, wholly-owned subsidiary of UtiliCorp United Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated April 9, 1999 (the "Offer to Purchase") and in the related Letter of Transmittal (which together constitute the "Offer"), receipt of which are hereby acknowledged, the number of shares of Common Stock, $.01 par value (the "Shares"), indicated below of Aquila Gas Pipeline Corporation, a Delaware corporation, pursuant to the guaranteed delivery procedure set forth in the Section entitled "The Tender Offer-- Procedure for Tendering Shares" of the Offer to Purchase.

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
Signature(s)                                  Address (escrows)
Name(s)                                       Zip Code
                        Please Type or Print  Area Code and Tel. No(s)
Number of Shares                              (Check box if Shares will be tendered by
Certificate Nos. (If Available)               book- entry transfer)
Dated                                         / / The Depository Trust Company
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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees the delivery to the Depositary of the Shares tendered hereby, together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile(s) thereof) and any other required documents, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery of Shares, all within three New York Stock Exchange trading days of the date hereof.

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
                Name of Firm                              Authorized Signature
                                                                 Name:
                  Address                                (Please Print or Type)
                City, State                                      Title:
                  Zip Code
           Area Code and Tel. No.
            Authorized Signature
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    NOTE:  DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES
SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.